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                                                                   EXHIBIT 10.11

                                    Amendment
                                       To
                     Apache Corporation 401(k) Savings Plan

         Apache Corporation ("Apache") maintains the Apache Corporation 401(k) Savings Plan (the "Plan"). Pursuant to section 10.4 of the Plan, Apache has retained the right to amend the Plan. Apache hereby exercises that right as follows.

1. Effective as of January 1, 2000, the phrase "Code sections 125, 402(e)(3), 402(h), 403(b), 408(p), or 457" in sections 1.13(a) and
         1.13(b) shall be replaced by the phrase "Code sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), 408(p), or 457."

2. Effective as of September 1, 2000, section 1.13(d)(i)(E) shall be replaced in its entirety by the following.

                           (E) Salary reductions that are excludable from an Employee's gross income pursuant to Code section 125 or 132(f)(4), and

3. Effective as of January 1, 2001, section 1.14(b) shall be replaced in its entirety by the following.

                  (b) An Employee shall not be a Covered Employee unless he or she is either based in the U.S. or on the U.S. payroll.

4. Effective as of January 1, 2001, section 1.23 shall be replaced in its entirety by the following.

                  1.23 "Highly Compensated Employee" means, for each Plan Year, an Employee who (a) was in the "top-paid group" during the immediately preceding Plan Year and had Compensation of $80,000 (as adjusted by the Secretary of the Treasury) or more during the immediately preceding Plan Year, or (b) is a Five-Percent Owner during the current Plan Year, or (c) was a Five-Percent Owner during the immediately preceding Plan Year. The term "top-paid group" means the top 20% of Employees when ranked on the basis of Compensation paid during the year. In determining the number of Employees in the top-paid group, the Committee may elect to exclude Employees with less than six (or some smaller number of) months of service at the end of the year, Employees who normally work less than 17 1/2 (or some fewer number of) hours per week, Employees who normally work less than six (or some fewer number of) months during any year, Employees younger than 21 (or some younger age) on the last day of the year, and Employees who are nonresident aliens who receive no earned income (within the meaning of Code section 911(d)(2)) from Apache or an Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)). Furthermore, an Employee who is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from Apache or an Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) during the year shall not be in the top-paid group for that year.

5. Effective as of January 1, 2001, the following sentences shall be added to the end of section 1.33.

         See the definition of "Employee" for a description of when a leased employee (within the meaning of Code section 414(n)) is treated as an Employee. In addition, for purposes of calculating an Employee's Period of Service once an individual has become an Employee, the individual shall be treated as an Employee for any prior period during which the individual would have been a leased employee (within the meaning of Code section 414(n)) but for the fact that his or her services were not on a substantially full-time basis or were for less than a year.

6. Effective as of July 1, 2001, section 5.1(e) shall be replaced in its entirety by the following.

                  (e) Change of Control. The Company Contributions Accounts of all Participants shall be fully vested as of the effective date of a "change in control." For purposes of this subsection, a "change of


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         control" shall mean the event occurring when a person, partnership, or corporation, together with all persons, partnerships, or corporations acting in concert with each person, partnership, or corporation, or any or all of them, acquires more than 20% of Apache's outstanding voting securities; provided that a change of control shall not occur if such persons, partnerships, or corporations acquiring more than 20% of Apache's voting securities is solicited to do so by Apache's board of directors, upon its own initiative, and such persons, partnerships, or corporations have not previously proposed to acquire more than 20% of Apache's voting securities in an unsolicited offer made either to Apache's board of directors or directly to the stockholders of Apache.

7. Effective as of November 1, 2001, Article VI shall be replaced in its entirety by the following:

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

         6.1      Beneficiaries.

                  (a) Designating Beneficiaries. Each Account Owner shall file with the Committee a designation of the beneficiaries and contingent beneficiaries to whom the distributable amount (determined pursuant to section 6.2) shall be paid in the event of the Account Owner's death. In the absence of an effective beneficiary designation as to any portion of the distributable amount after a Participant dies, such amount shall be paid to the Participant's surviving Spouse, or, if none, to his or her estate. In the absence of an effective beneficiary designation as to any portion of the distributable amount after any non-Participant Account Owner dies, such amount shall be paid to the Account Owner's estate. The Account Owner may change a beneficiary designation at any time and without the consent of any previously designated beneficiary.

                  (b) Special Rule for Married Participants. If the Account Owner is a married Participant, his or her Spouse shall be the sole beneficiary unless the Spouse has consented to the designation of a different beneficiary. To be effective, the Spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee. Any spousal consent shall be effective only as to the Spouse who signed the consent.

                  (c) Special Rule for Divorces. If an Account Owner has designated his or her spouse as a primary or contingent beneficiary, and the Account Owner and spouse later divorce (or their marriage is annulled), then the former spouse will be treated as having pre-deceased the Account Owner for purposes of interpreting a beneficiary designation form completed prior to the divorce or annulment. This subsection 6.1(c) will apply only if the Committee is informed of the divorce or annulment before payment to the former spouse is authorized.

                  (d) Disclaimers. Any individual or legal entity who is a beneficiary may disclaim all or any portion of his or her interest in the Plan, provided that the disclaimer satisfies the requirements of Code section 2518(b) and applicable state law. The legal guardian of a minor or legally incompetent person may disclaim for such person. The personal representative (or the individual or legal entity acting in the capacity of the personal representative according to applicable state law) may disclaim on behalf of a beneficiary who has died. The amount disclaimed shall be distributed as if the disclaimant had predeceased the individual whose death caused the disclaimant to become a beneficiary.

         6.2      Consent.

                  (a) General. Except for distributions identified in subsection
         (b), distributions may be made only after the appropriate consent has been obtained under this subsection. Distributions to a Participant or to a beneficiary (other than a beneficiary of a deceased Alternate Payee) shall be made only with the Participant's or beneficiary's consent to the time of distribution. Distributions to an Alternate Payee or his or her beneficiary shall be made as specified in the QDRO and in accordance with section 13.9. To be effective,


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         the consent must be filed with the Committee according to the procedures adopted by the Committee, within 90 days before the distribution is to commence. A consent once given shall be irrevocable after distribution has been processed.

                  (b) Exceptions to General Rule. Consent is not required for the following distributions:

                           (i) Corrective distributions under Article III that
                  are returned to the Participant because the contribution is not deductible by the Company or because the contribution would exceed the limits of Code sections 401(a)(17), 415(c)(1), 402(g), 401(k)(3), 401(m)(2), 401(m)(9), or any
                  other limitation of the Code;

                           (ii) Distributions that are required to comply with
                  Code section 401(a)(9);

                           (iii) Immediate cashouts of less than $5,000, as
                  described in subsection 6.5(d) or paragraphs 6.5(e)(i) or 13.9(f)(ii);

                           (iv) Distributions pursuant to Code section
                  401(a)(14);

                           (v) Distributions of invalid rollovers pursuant to
                  subsection 3.2(b); and

                           (vi) Distributions that must occur by a deadline
                  specified in the Plan.

         6.3      Distributable Amount.

                  The distributable amount of an Account Owner's Account(s) is the vested portion of the Account(s) (as determined by Article V) as of the Valuation Date coincident with or next preceding the date distribution is made, reduced by (a) any amount that is payable to an Alternate Payee pursuant to section 13.9, (b) any amount withdrawn pursuant to section 7.1 since such Valuation Date, and (c) the outstanding balance of any loan under section 7.2. Furthermore, the Committee shall temporarily suspend or limit distributions (by reducing the distributable amount), as explained in section 13.9, when the Committee is informed that a Domestic Relations Order affecting the Participant's Accounts is or may be in the process of becoming QDRO. The distributable amount shall also be zero (except to the extent necessary to comply with Code section 401(a)(9)) while the Committee has suspended withdrawals because it believes that the Plan may have a cause of action against the Participant, as explained in subsection 13.9(h).

         6.4      Manner of Distribution.

                  (a) General. The distributable amount shall be paid in a single payment, except as otherwise provided in the remainder of this section. Distributions shall be in the form of cash except to the extent that an Account is invested in a fund containing primarily Company Stock, the distributee may elect to receive a distribution of whole shares of Company Stock. Fractional shares of Company Stock shall be converted to and paid in cash.

                  (b) Partial Withdrawals and Installments. Withdrawals are available to Employees as specified in section 7.1 and to those Employees over 70 1/2 who are Five-Percent Owners, as described in paragraph 6.5(c)(ii). Annual installments are available to beneficiaries as described in subsection 6.5(e).

                  (c) Grandfather Rules. Installments were a distribution option under the Plan until June 30, 2001. Annuities were a distribution option for some amounts that were transferred to this Plan before June 30, 2001. Any Account Owner who could receive a distribution before July 1, 2001 and who elected before July 1, 2001 to receive the distribution in the form of installments or an annuity shall receive the benefit so elected. An Account Owner who elected installments may elect to accelerate any or all remaining installment payments.


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         6.5      Time of Distribution.

                  (a) Earliest Date of Distribution. Unless an earlier distribution is permitted by subsection (b) or required by subsection
         (c), the earliest date that a Participant may elect to receive a distribution is as follows.

                           (i) Termination of Employment or Disability. A
                  Participant may elect to receive a distribution as soon as practicable after he or she terminates employment or incurs a Disability. However, distribution from a Participant Before-Tax Contribution Account shall not occur pursuant to this paragraph unless (A) the Participant has separated from service within the meaning of Code section 401(k)(2)(B)(i)(I),
                  (B) the Participant has incurred a Disability, (C) the Participant has attained age 59 1/2, or (D) the Participant has been affected by a corporate transaction described in Code section 401(k)(10)(A)(ii) or Code section 401(k)(10)(A)(iii).

                           (ii) During Employment. A Participant may not obtain
                  a distribution while employed by the Company or an Affiliated Entity, except as provided in section 7.1 (relating to in-service withdrawals) and except as provided in paragraph 6.5(c)(ii) (relating to the minimum distributions required on and after a Five-Percent Owner's Required Beginning Date).

                  (b) Compliance With Code Section 401(a)(14). Notwithstanding subsection (a), unless a Participant elects otherwise, his or her distribution shall commence no later than 60 days after the close of the latest of: (i) the Plan Year in which the Participant attains Normal Retirement Age; (ii) the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; and (iii) the Plan Year in which the Participant terminates employment with the Company and Affiliated Entities. If a Participant does not affirmatively elect a distribution, he or she shall be deemed to have elected to defer the distribution to a date later than that specified in the preceding sentence.

                  (c) Latest Date of Distribution.

                           (i) Former Employees. A Participant who is not an
                  Employee shall receive a single payment of his distributable amount by his Required Beginning Date. If a Five-Percent Owner terminates employment after his or her Required Beginning Date, the Plan shall distribute the entire distributable amount to him or her as soon as administratively practicable after the termination of employment.

                           (ii) Current Employees. An Employee who is not a
                  Five-Percent Owner is not required to receive any distributions under this subsection. An Employee who is a Five-Percent Owner shall receive annual distributions of at least the minimum amount required to be distributed pursuant to Code section 401(a)(9). A Five-Percent Owner may request that his or her first minimum required distribution be distributed in the calendar year preceding his or her Required Beginning Date; the Committee shall comply with this request if administrating practicable to do so.

                  (d) Small Amounts. If the aggregate value of the nonforfeitable portion of a Participant's Accounts is $5,000 or less on any date after the Participant terminates employment, the Participant shall receive a single payment of the distributable amount as soon as practicable, provided that the aggregate value is $5,000 or less when the distribution is processed. The Committee may elect to check the value of the Participant's Accounts on an occasional (rather than a daily) basis, to determine whether to apply the provisions of this subsection.



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                  (e) Distribution Upon Participant's Death.

                           (i) Small Accounts. If the aggregate cash value of
                  the nonforfeitable portion of a Participant's Accounts is $5,000 or less at any time after the Participant's death and before any beneficiary elects to receive a distribution under this subsection, then the beneficiary or beneficiaries shall each receive a single payment of their share of each one's distributable amount as soon as administratively practicable, provided that the aggregate value is $5,000 or less when the distribution is processed. The Committee may elect to check the value of the Participant's Accounts on an occasional (rather than a daily) basis, to determine whether to apply the provisions of this paragraph.

                           (ii) Larger Accounts. If paragraph (i) does not
                  apply, then each beneficiary may elect to have his or her distributable amount distributed in a single payment or in annual installments at any time after the Participant's death, within the following guidelines. No distribution shall be processed until the beneficiary's identity as a beneficiary is established. The entire distributable amount shall be distributed by the last day of the calendar year containing the fifth anniversary of the Participant's death. A beneficiary who has elected installments may elect to accelerate any or all remaining payments. If the Participant was a Five-Percent Owner who began to receive the minimum required distributions under paragraph (c)(ii), the distribution to each beneficiary must be made at least as rapidly as required by the method used to calculate the minimum required distributions that was in effect when the Five-Percent Owner died.

                  (f) Alternate Payee. Distributions to an Alternate Payee shall be made in accordance with the provisions of the QDRO and pursuant to subsection 13.9.

                  (g) 242(b) Elections. Notwithstanding the foregoing, distribution of a Participant's Account(s), including the Account(s) of a Participant who is a Key Employee in a top-heavy plan, may be made in accordance with all of the following rules (regardless of when such distribution commences):

                           (i) The distribution must be one that would not have
                  disqualified the Plan under Code section 401(a)(9) prior to its amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

                           (ii) The distribution must be in accordance with a
                  method of distribution designated by the Participant whose interest in the Plan is being distributed, or if the Participant is deceased, by the designated beneficiary of such Participant.

                           (iii) The designation must have been in writing,
                  signed by the Participant or designated beneficiary, and made before January 1, 1984.

                           (iv) The Participant must have accrued a benefit
                  under the Plan as of December 31, 1983.

         6.6      Direct Rollover Election.

                  (a) General Rule. A Participant, an Alternate Payee who is the Spouse or former Spouse of the Participant, or a surviving Spouse of a deceased Participant (collectively, the "distributee") may direct the Trustee to pay all or any portion of his "eligible rollover distribution" to an "eligible retirement plan" in a "direct rollover." This direct rollover option is not available to other Account Owners (i.e., non-Spouse beneficiaries and Alternate Payees who are not the Spouse or former Spouse of the Participant). Within a reasonable period of time before an eligible rollover distribution, the Committee shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code section 402(f).


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                  (b) Definition of Eligible Rollover Distribution. For purposes of this section only, an "eligible rollover distribution" is any distribution or in-service withdrawal other than (i) distributions required under Code section 401(a)(9), (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans or after-tax voluntary contributions, (iii) installment payments in a series of substantially equal payments made at least annually and
         (A) made over a specified period of ten or more years, (B) made for the life or life expectancy of the distributee, or (C) made for the joint life or joint life expectancy of the distributee and his designated beneficiary, (iv) a distribution to satisfy the limits of Code section 415 or 402(g), (v) a distribution to satisfy the ADP, ACP, or multiple use tests, (vi) any other actual or deemed distribution specified in the regulations issued under Code section 402(c), or (vii) any hardship withdrawal by an Employee under age 59 1/2 pursuant to subsection 7.1(c).

                  (c) Definition of Eligible Retirement Plan. For purposes of this section only, (i) for a Participant or an Alternate Payee who is the Spouse or former Spouse of the Participant, an "eligible retirement plan" is an individual retirement account or annuity described in Code section 408(a) or 408(b), an annuity plan described in Code section 403(a), or the qualified trust of a defined contribution plan that accepts eligible rollover distributions, and (ii) for a surviving Spouse of a deceased Participant, an "eligible retirement plan" is an individual retirement account or annuity.

                  (d) Definition of Direct Rollover. For purposes of this section only, a "direct rollover" is a payment by the Trustee to the eligible retirement plan specified by the distributee.

8. Effective as of November 1, 2001, Section 13.9(f) shall be replaced in its entirety by the following:

                  (f) The Alternate Payee shall have the following rights under the Plan:

                           (i) Single Payment. The only form of payment
                  available to an Alternate Payee is a single payment of the distributable amount (measured at the time the payment is processed). If the Alternate Payee is awarded more than the distributable amount, the Alternate Payee shall initially receive a distribution of the distributable amount, with additional payments made as soon as administratively convenient after more of the amount awarded to the Alternate Payee becomes distributable.

                           (ii) Timing of Distribution. Subject to the limits
                  imposed by this paragraph, the Alternate Payee may choose (or the QDRO may specify) the date of the distribution. If the value of the nonforfeitable portion of an Alternate Payee's Account is $5,000 or less, the Alternate Payee shall receive a distribution as soon as practicable, provided that the value is $5,000 or less when the distribution is processed. Otherwise, the distribution to the Alternate Payee may occur at any time after the Committee determines that the Domestic Relations Order is a QDRO and before the Participant's Required Beginning Date (unless the order is determined to be a QDRO after the Participant's Required Beginning Date, in which case the distribution to the Alternate Payee shall be made as soon as administratively practicable after the order is determined to be a QDRO).

                           (iii) Death of Alternate Payee. The Alternate Payee
                  may designate one or more beneficiaries, as specified in
                  section 6.1. When the Alternate Payee dies, the Alternate Payee's beneficiary shall receive a complete distribution of the distributable amount in a single payment as soon as administratively convenient.

                           (iv) Investing. An Alternate Payee may direct the
                  investment of his Account pursuant to section 9.3.

                           (v) Claims. The Alternate Payee may bring claims
                  against the Plan pursuant to section 13.2.


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9.       Effective as of April 1, 2000, the last sentence of section 7.2(e)
         shall be replaced in its entirety by the following:

         Partial pre-payments are accepted.

10. Effective as of November 1, 2001, Appendix B shall be replaced in its entirety by the following:

                                   APPENDIX B

                       HADSON ENERGY RESOURCES CORPORATION

                                  Introduction

                  Apache acquired Hadson Energy Resources Corporation ("HERC") as of November 12, 1993. HERC and its wholly owned subsidiary, Hadson Energy Limited ("HEL"), maintained the Hadson Energy Resources Corporation Employee 401(k) Plan (the "HERC Plan"), a profit sharing plan containing a cash or deferred arrangement. The HERC Plan was terminated as of December 31, 1993, and amounts were transferred from the HERC Plan to this Plan.

                  The transferred amounts that are subject to the distribution restrictions of Code section 401(k) shall be placed in the Participant Before-Tax Contributions Accounts. Any remaining transferred amounts that represent after-tax contributions, rollovers, or the associated investment earnings shall be placed in the Rollover Account. All remaining transferred amounts shall be placed in the Company Contributions Account.

                             -- END OF APPENDIX B --

11. Effective as of August 1, 2000, Appendices C, E, G, I, J and K shall be deleted, the following Appendix C shall be added to the Plan, and current Appendices F and H shall be re-numbered as Appendices E and F:

                                   APPENDIX C

                  Over the years, Apache and its Affiliated Entities have engaged in numerous corporate transactions, both acquisitions and sales. This Appendix contains any special service-crediting provisions that apply to employees affected by the corporate transaction (both those who become Employees and those whose employment is terminated).

                                      SALES

                  The following Participants are fully vested in their Accounts in this Plan, on the following dates:

         o Employees terminated in connection with the summer 1995 sale of certain properties to Citation 1994 Investment Limited Partnership are fully vested in their Plan Accounts as of September 1, 1995.

                                  ACQUISITIONS

                  A Period of Service for vesting purposes for a New Employee (listed below) shall be determined by treating all periods of employment with the Former Employer Controlled Group as periods of employment with Apache. The "Former Employer Controlled Group" means the Former Employer (listed below), its predecessor company/ies, and any business while such business was treated as a single employer with the Former Employer or predecessor company pursuant to Code section 414(b), 414(c), 414(m), or 414(o).



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                  The following individuals are "New Employees" and the
following companies are "Former Employers":

                          Former Employer                                             New Employees
                          ---------------                                             -------------

         Hadson Energy Resources Corporation ("HERC") and                   All individuals employed by HERC or HEL on
         Hadson Energy Limited ("HEL")                                      November 12, 1993.

         Crystal Oil Company ("Crystal")                                    All individuals hired from Crystal or related
                                                                            companies within a week of the closing date on
                                                                            an asset purchase that was originally
                                                                            scheduled to close on December 31, 1994.

         Texaco Exploration & Production, Inc.                              All individuals hired from TEPI or Inc.
                                                                            ("TEPI") related companies in late February
                                                                            and early March 1995 in connection with an
                                                                            acquisition of assets from TEPI.

         The Phoenix Resource Companies, Inc. ("Phoenix")                   All individuals hired by Apache in 1996 who
                                                                            were Phoenix employees on May 20, 1996.

         Crescendo Resources, L.P. ("Crescendo")                            All individuals hired from April 30, 2000
                                                                            through June 1, 2000 from Crescendo and
                                                                            related companies in connection with an April
                                                                            30, 2000 asset acquisition from Crescendo.

         Collins & Ware ("C&W") and Longhorn Disposal,                      All individuals hired from C&W and Longhorn
         Inc. ("Longhorn")                                                  and related companies in connection with a May
                                                                            23, 2000 asset acquisition from C&W and
                                                                            Longhorn.

         Occidental Petroleum Corporation ("Oxy")                           All individuals hired from Oxy and related
                                                                            companies in connection with an August 2000
                                                                            asset acquisition from an Oxy subsidiary.


                             -- END OF APPENDIX C -


                     IN WITNESS WHEREOF, this Amendment has been executed the date set forth below.

                                        APACHE CORPORATION


                                        By: /s/ Jeffrey M. Bender
                                            ------------------------------------

Date: August 3, 2001                    Title: Vice President - Human Resources
      --------------                           ---------------------------------



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